Exhibit 4.3.9.1




                           AMENDED AND RESTATED
                       IRREVOCABLE LETTER OF CREDIT
                                NO. 833162

                                     December 17, 1992

Security Pacific National Trust Company (New York)
2 Rector Street
New York, New York 10006

Attention:  Corporate Trust Division

Dear Sir or Madam:


     We hereby establish, at the request and for the account of Public Service Company of New Hampshire (the "Account Party"), in your favor, as paying agent (the "Paying Agent") under that certain Series D Loan and Trust Agreement, dated as of May 1, 1991, as supplemented by a First Supplement thereto dated as of December 1, 1992, (as so supplemented, the "Indenture"), by and among the Business Finance Authority (formerly The Industrial Development Authority) of the State of New Hampshire (the "Issuer"), the Account Party and State Street Bank and Trust Company, as trustee (the "Trustee"), pursuant to which $39,500,000 in outstanding aggregate principal amount of the Issuer's Pollution Control Revenue Bonds (Public Service Company of New Hampshire Project - 1991 Taxable Series D) and $75,000,000 in outstanding aggregate principal amount of the Issuer's Pollution Control Refunding Revenue Bonds (Public Service Company of New Hampshire Project - 1992 Tax-Exempt Series D) (such 1991 Taxable Series D and 1992 Tax-Exempt Series D bonds being hereinafter referred to, collectively, as the "Bonds"), have been issued, our Amended and Restated Irrevocable Letter of Credit No. 833162, in the amount of US$117,858,000 (ONE HUNDRED SEVENTEEN MILLION EIGHT HUNDRED FIFTY-EIGHT THOUSAND AND NO ONE-HUNDREDTHS UNITED STATES DOLLARS), subject to reduction and reinstatement as provided below. This Amended and Restated Irrevocable Letter of Credit No. 833162 amends, restates and supersedes our Irrevocable Letter of Credit No. 833162 issued to you on October 5, 1992.

     (1) Credit Termination Date. This Letter of Credit shall expire on the earliest to occur of (i) October 1, 1995 (the "Stated Termination Date"), (ii) the date upon which we honor a draft accompanying a written and completed certificate signed by you in substantially the form of
Exhibit 2 attached hereto, and stating therein that such draft is the final draft to be drawn under this Letter of Credit and that, upon the honoring of such draft, this Letter of Credit will expire in accordance with its terms, (iii) the date upon which we receive a written certificate signed by you and stating therein that no Bonds entitled to the benefits of this Letter of Credit (as determined in accordance with the Indenture) ("Eligible Bonds") are "outstanding" under the Indenture, (iv) the fifth business day following receipt by you and the Trustee of written notice from us that an Event of Default (as defined below) has occurred under the Reimbursement Agreement (as defined below) and of our determination to terminate this Letter of Credit on such fifth business day and (v) the date upon which we receive a written certificate signed by you and stating therein that a substitute or replacement Credit Facility (as defined in the Indenture) has been provided pursuant to Section 317 of the Indenture (such earliest date being the "Credit Termination Date").

     As used herein, the term "business day" shall mean any day of the year
(i) that is not a Sunday or legal holiday or a day on which banking institutions are authorized pursuant to law to close, (ii) that is not a day on which the corporate trust office of the First Mortgage Bond Trustee (as defined in the Indenture) is not open for business, (iii) that is a day on which banks are not required or authorized to close in New York City and
(iv) that is a day on which banking institutions in all of the cities in which the principal offices of the Trustee, the Paying Agent and the Remarketing Agent (as defined in the Indenture) are located are not required or authorized to remain closed and on which the New York Stock Exchange is not closed.

     As used herein "Reimbursement Agreement" shall mean the Series D Letter of Credit and Reimbursement Agreement, dated as of October 1, 1992, between the Account Party, us and certain Participating Banks referred to therein, and the term "Event of Default" shall mean an "Event of Default" as that term is defined in the Reimbursement Agreement.

     (2) Principal, Interest and Premium Components. The aggregate amount which may be drawn under this Letter of Credit, subject to reductions in amount and reinstatement as provided below, is US$117,858,000.00 (ONE HUNDRED SEVENTEEN MILLION EIGHT HUNDRED FIFTY-EIGHT THOUSAND AND NO ONE-HUNDREDTHS UNITED STATES DOLLARS), of which the aggregate amounts set forth below may be drawn as indicated.

          (i)  An aggregate amount not exceeding US$114,500,000.00   (ONE
     HUNDRED FOURTEEN MILLION FIVE HUNDRED THOUSAND AND NO ONE-HUNDREDTHS UNITED STATES DOLLARS), as such amount may be reduced and reinstated as provided below, (the "Principal Component") may be drawn in respect of payment of principal (whether upon scheduled or accelerated maturity, or upon redemption) of Eligible Bonds or the portion of the purchase price of Eligible Bonds corresponding to principal.

          (ii) An aggregate amount not exceeding US$3,358,000.00 (THREE MILLION THREE HUNDRED FIFTY-EIGHT THOUSAND AND NO ONE-HUNDREDTHS UNITED STATES DOLLARS), as such amount may be reduced and reinstated as provided below, (the "Interest Component") may be drawn in respect of payment of:

               (A) accrued and unpaid interest on Eligible Bonds not in the Flexible Mode (as defined in the Indenture) or that portion of the redemption price or purchase price of such Eligible Bonds corresponding to accrued and unpaid interest, but not more than an amount equal to accrued and unpaid interest on such Eligible Bonds for up to a maximum of 1) 128 days immediately preceding the date of such drawing (in the case of Eligible Bonds that are 1991 Taxable Series D Bonds) and 2) 45 days immediately preceding the date of such drawing (in the case of Eligible Bonds that are 1992 Tax-Exempt Series D Bonds); and

                (B) unpaid interest (whether accrued or to accrue) on Eligible Bonds in the Flexible Mode or that portion of the redemption price or purchase price of such Eligible Bonds corresponding to such interest, but not more than an amount equal to such interest on such Eligible Bonds for up to a maximum of 1) 128 days immediately preceding the next Purchase Date (as defined in the Indenture) for each such Eligible Bond (in the case of Eligible Bonds that are 1991 Taxable Series D Bonds) (or, if interest on any such Eligible Bond was not paid on the most recent Purchase Date for such Bond, for up to a maximum of 128 days immediately preceding the date of such drawing) and 2) 45 days immediately preceding such Purchase Date (in the case of Eligible Bonds that are 1992 Tax-Exempt Series D Bonds) (or, if interest on any such Eligible Bond was not paid on the most recent Purchase Date for such Bond, for up to a maximum of 45 days immediately preceding the date of such drawing);

     calculated, in each case referred to in the foregoing clause (A) or clause (B) at a maximum rate of:

               (X) sixteen percent (16%) per annum on the basis of a year of 360 days for the actual days elapsed, or such lesser rate of interest as shall equal the Maximum Interest Rate (as defined in the Indenture) in effect under the Indenture with respect to such Eligible Bonds that are 1991 Taxable Series D Bonds (whether or not in the Flexible Mode); and

               (Y) twelve percent (12%) per annum on the basis of a year of 365 or 366 days (as applicable) for the actual days elapsed, or such lesser rate of interest as shall equal the Maximum Interest Rate in effect under the Indenture with respect to such Eligible Bonds that are 1992 Tax-Exempt Series D Bonds (whether or not in the Flexible Mode).

          (iii) An aggregate amount not exceeding US$0.00 (ZERO UNITED STATES DOLLARS) may be drawn in respect of premium on Eligible Bonds (the "Premium Component"). If, subsequent to the date hereof, the Premium Component shall be increased by us at the request of the Account Party, the Premium Component shall be subject to reduction as provided below, and amounts drawn in respect thereof shall not be subject to reinstatement.

     (3) Drawings. Funds under this Letter of Credit are available to you against (i) your draft, stating on its face: "Drawn under Amended and Restated Irrevocable Letter of Credit No. 833162, dated December 17, 1992", and (ii) the appropriate certificate specified below, purportedly executed by you and appropriately completed.

                                           Exhibit Setting Forth
     Type of Drawing                    Form of Certificate Required

     Tender Drawing                          Exhibit 1
     (as hereinafter defined)

     Redemption/Mandatory                    Exhibit 2
     Purchase Drawing
     (as hereinafter defined)

     Interest Drawing                        Exhibit 3
     (as hereinafter
      defined)

     Drafts and certificates hereunder shall be dated the date of presentation and shall be presented at our office located at 75 Wall Street, 17th Floor, New York, New York 10265, Attention: Trade Services Group (or at such other office as we may designate by written notice to you). Presentation of such drafts and certificates may be made (a) by physical presentation of such drafts and certificates or (b) by facsimile transmission of such drafts and certificates received by us at (212) 412-5111 (or at such other number as we may designate by written notice to you) with prior telephone notice to us at (212) 412-5121/22, Attention: Dawn Townsend or Pamela Seeley, (or at such other number as we may designate by written notice to you) that such presentation is to be made by facsimile transmission and with the original executed drafts and certificates to be received by us not later than our close of business on the next business day, it being understood that payments hereunder shall be made upon receipt by us of such facsimile transmission; provided, however, that presentations of drafts and certificates relating to Tender Drawings in respect of Eligible Bonds in the Flexible Mode shall in all instances be made in accordance with the foregoing clause (b). Drafts drawn under and in strict compliance with the terms of this Letter of Credit will be duly honored by us upon presentation thereof in accordance with this Paragraph 3 if presented on or prior to 4:00 P.M. (New York City time) on the Credit Termination Date as follows:

          (i) Tender Drawings; Flexible Mode: In the case of drafts and certificates relating to Tender Drawings in respect of Eligible Bonds in the Flexible Mode presented in accordance with the foregoing clause
     (b):

               (A) if such drafts and certificates are presented as aforesaid at or prior to 1:30 P.M. (New York City time) on a business day, and provided that such drafts and certificates strictly conform to the requirements of this Letter of Credit, we will initiate a wire transfer of the amount so drawn to your account indicated below at or prior to 3:30 P.M. (New York City time) on the same business day;

               (B) if such drafts and certificates are presented as aforesaid after 1:30 P.M. but at or prior to 4:00 P.M. (New York City time) on a business day, and provided that such drafts and certificates strictly conform to the requirements of this Letter of Credit, we will initiate a wire transfer of the amount so drawn to your account indicated below at or prior to 10:00 A.M. on the business day next succeeding the business day on which such drafts and certificates were presented (notwithstanding that such day of presentation may have been the Credit Termination
          Date); and

               (C) if such drafts and certificates are presented as aforesaid after 4:00 P.M. (New York City time) on a business day, and provided that such drafts and certificates strictly conform to the requirements of this Letter of Credit, we will initiate a wire transfer of the amount so drawn to your account indicated below at or prior to 1:00 P.M. (New York City time) on the business day next succeeding the business day on which such drafts and certificates were presented (notwithstanding that such day of presentation may have been the Credit Termination Date);

     and

          (ii) All Other Drawings: In the case of any other drafts and certificates:

               (A) if such drafts and certificates are presented as aforesaid at or prior to 4:00 P.M. (New York City time) on a business day, and provided that such drafts strictly conform to the requirements of this Letter of Credit, we will initiate a wire transfer of the amount so drawn to your account indicated below at or prior to 10:00 A.M. (New York City time) on the business day next succeeding the business day on which such drafts and certificates were presented (notwithstanding that such day of presentation may have been the Credit Termination Date); and

               (B) if such drafts and certificates are presented as aforesaid after 4:00 P.M. (New York City time) on a business day, and provided that such drafts and certificates strictly conform to the requirements of this Letter of Credit, we will initiate a wire transfer of the amount so drawn to your account indicated below at or prior to 1:00 P.M. (New York City time) on the business day next succeeding the business day on which such drafts and certificates were presented (notwithstanding that such day of presentation may have been the Credit Termination Date).

Wire transfers of funds paid in respect of any drawing hereunder shall be made to your Account No. 1000-551 at Security N.Y.C. (ABA #0260-05885), reference: Corporate Trust Department, Attention: Stephen Bruce, or to such other account as you may from time to time specify to us in writing. All payments made by us under this Letter of Credit will be made with our own funds and not with any funds of the Account Party or the Issuer.

     (4) Reductions. The Interest Component shall be reduced immediately following our honoring any draft drawn hereunder to pay unpaid interest on Eligible Bonds or to pay that portion of the purchase price or redemption price corresponding to unpaid interest on Eligible Bonds, in each case by an amount equal to the amount of such draft (any such drawing being an "Interest Drawing"). The Principal Component shall be reduced immediately following our honoring any draft drawn hereunder: (i) pursuant to Section 308(c)(ii) of the Indenture to pay that portion of purchase price corresponding to principal of Eligible Bonds that are (A) subject to mandatory tender for purchase pursuant to Section 301(d)(iii), 301(e)(iv)(B) or 301(f)(iii) of the Indenture or (B) tendered for purchase by the holders thereof pursuant to Section 301(e)(iii) of the Indenture (any such drawing in respect of the circumstances referred to in this clause (i) being a "Tender Drawing"), (ii) pursuant to Section 308(c)(i) of the Indenture to pay the principal of Eligible Bonds or that portion of the redemption price of Eligible Bonds corresponding to principal, whether at stated maturity, upon acceleration or upon redemption, or (iii) pursuant to
Section 308(c)(ii) of the Indenture to pay that portion of the purchase price corresponding to principal of Eligible Bonds that are subject to mandatory tender for purchase pursuant to Section 301(e)(iv)(A) of the Indenture (any such drawing in respect of the circumstances referred to in the foregoing clause (ii) or in this clause (iii) being a "Redemption/Mandatory Purchase Drawing"), in each such case by an amount equal to the amount of such draft. The Premium Component shall be reduced immediately following our honoring any draft drawn hereunder to pay premium on Eligible Bonds in connection with a Redemption/Mandatory Purchase Drawing, by an amount equal to the amount of such draft.

          Additionally, upon receipt of a Notice of Reduction in the form of Exhibit 4 to this Letter of Credit purportedly executed by you, we will reduce the Principal Component, Interest Component and Premium Component to the amounts therein stated.

     (5) Reinstatement. The Interest Component and the Principal Component shall, from time to time, be reinstated by us in accordance with, and only to the extent provided in, the following subparagraphs (i) and
(ii).  In no event shall reductions in the Premium Component be reinstated.

          (i) Interest Component. Reductions in the Interest Component resulting from Interest Drawings shall be reinstated as follows:

               (A) Immediately following each drawing hereunder to pay unpaid interest on Eligible Bonds in the Flexible Mode or to pay that portion of purchase price, but not redemption price, corresponding to unpaid interest on Eligible Bonds in the Flexible Mode, the amount so drawn shall be automatically reinstated to the Interest Component unless, not later than the business day preceding such drawing you shall have received written notice from us that we will not reinstate the Interest Component in the amount of such drawing. On the fifth day following each drawing hereunder to pay accrued and unpaid interest on Eligible Bonds that are not in the Flexible Mode, or to pay that portion of purchase price, but not redemption price, corresponding to accrued and unpaid interest on Eligible Bonds that are not in the Flexible Mode, the amount so drawn shall be automatically reinstated to the Interest Component, unless you shall have theretofore received written notice from us that we will not reinstate the Interest Component in the amount of such drawing. Any notice of non-reinstatement delivered pursuant to this subparagraph (i)(A) shall be in writing and shall be delivered to you by hand delivery or facsimile transmission.

               (B) If, subsequent to any such delivery of a notice of non-reinstatement as aforesaid, we shall deliver to you, by hand delivery or facsimile transmission, a Notice of Reinstatement in the form of Exhibit 5 hereto, then, upon such delivery to you, the Interest Component shall be immediately reinstated to the extent specified in such Notice of Reinstatement.

               (C) In no event shall the Interest Component be reinstated to an amount in excess of the sum of: 1) 128 days' interest on all Eligible Bonds that are 1991 Taxable Series D Bonds, computed at the rate of 16% per annum on the basis of a year of 360 days for the actual days elapsed, or such lesser rate of interest as shall equal the Maximum Interest Rate (as defined in the Indenture) in effect under the Indenture with respect to such Eligible Bonds and 2) 45 days' interest on all Eligible Bonds that are 1992 Tax-Exempt Series D Bonds, computed at the rate of 12% per annum on the basis of a year of 365 or 366 days (as applicable) for the actual days elapsed, or such lesser rate of interest as shall equal the Maximum Interest Rate in effect under the Indenture with respect to such Eligible Bonds.

          (ii) Principal Component. Reductions in the Principal Component resulting from Redemption/Mandatory Purchase Drawings shall in no event be reinstated. Reductions in the Principal Component resulting from Tender Drawings shall be reinstated as follows:

               (A) Immediately upon receipt by us of proceeds from the remarketing of Pledged Bonds (as defined in the Indenture), or of written notice from you that you have received such proceeds (or a window receipt guaranteeing same day payment in immediately available funds of such proceeds as contemplated by Section 312(a) of the Indenture), the Principal Component shall be reinstated automatically by the amount of such proceeds.

               (B) Immediately upon your receipt from us, by hand delivery or facsimile transmission, of a Notice of Reinstatement in the form of Exhibit 5 hereto, the Principal Component shall be immediately reinstated to the extent specified in such Notice of Reinstatement.

               (C) In no event shall the Principal Component be reinstated to an amount in excess of the aggregate principal amount of Eligible Bonds then outstanding under the Indenture.

Any Notice of Reinstatement delivered to you in the form set forth in
Exhibit 5 hereto, whether delivered pursuant to subparagraph (i) or subparagraph (ii), above, may be combined, in a single such Notice, with any other Notice of Reinstatement delivered pursuant to the other such subparagraph.

     (6) Notices. Communications (other than drawings) with respect to this Letter of Credit shall be in writing and shall be addressed to us at 222 Broadway, 12th Floor, New York, New York 10038, Attention: Utilities Finance Group (or at such other office as we may designate by written notice to you) or by facsimile transmission received by us at: (212) 412-7575, with a copy to Credit Enhancement Unit (telecopy (212) 412-6969) (or at such other telephone number as we may designate by written notice to you) specifically referring to the number of this Letter of Credit.

     (7) Transfer. This Letter of Credit is transferable in its entirety (but not in part) to any transferee who has succeeded you as Paying Agent under the Indenture and may be successively so transferred. Transfer of the available balance under this Letter of Credit to such transferee shall be effected by the presentation to us of this Letter of Credit accompanied by a certificate substantially in form set forth in Exhibit 6.

     (8) Governing Law, Etc. Except as otherwise provided herein, this Letter of Credit shall be governed by and construed in accordance with the Uniform Customs and Practices for Documentary Credits (1983 Revision) Publication No. 400 of the International Chamber of Commerce ("UCP") and, to the extent not inconsistent with the UCP, the laws of the State of New York, including the Uniform Commercial Code as in effect in the State of New York. This Letter of Credit sets forth in full our undertaking, and, except as expressly set forth herein, such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the Bonds, the Indenture and the Reimbursement Agreement), except only the certificates and the drafts referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificates and such drafts. Whenever and wherever the terms of this Letter of Credit shall refer to the purpose of a draft hereunder, or the provisions of any agreement or document pursuant to which such draft may be presented hereunder, such purpose or provisions shall be conclusively determined by reference to the certificate accompanying such draft; in furtherance of this sentence, whether any drawing is in respect of payment of regularly scheduled interest on the Bonds or of principal of or interest on the Bonds upon scheduled or accelerated maturity or is a Tender Drawing or a Redemption/Mandatory Purchase Drawing shall be conclusively determined by reference to the certificate accompanying such drawing.

                         Very truly yours,

                         BARCLAYS BANK PLC,
                           NEW YORK BRANCH

                         By /s/Elizabeth Dempsey
                               Title:Associate Director


                         By /s/Joseph Carlani
                               Title: Associate Director

                                 EXHIBIT 1
                          TO THE LETTER OF CREDIT

                      CERTIFICATE FOR TENDER DRAWING


     The undersigned, a duly authorized officer of __________________ , (the "Paying Agent"), hereby certifies as follows to Barclays Bank PLC, New York Branch (the "Bank"), with reference to Amended and Restated Irrevocable Letter of Credit No. _________________ (the "Letter of Credit") issued by the Bank in favor of the Paying Agent. Terms defined in the Letter of Credit and used but not defined herein shall have the meanings given them in the Letter of Credit.

     (1) The Paying Agent is the Paying Agent under the Indenture for the holders of the Bonds.

     (2) The Paying Agent is making a Tender Drawing under the Letter of Credit in the amount of $_______________ pursuant to Section 308(c)(ii) of the Indenture to pay that portion of the purchase price corresponding to principal of Eligible Bonds that are

          [subject to mandatory tender for purchase pursuant to Section [301(d)(iii)] [301(e)(iv)(B)] [301(f)(iii)] of the Indenture.]

          [tendered for purchase by the holders thereof pursuant to Section 301(e)(iii) of the Indenture.]

     (3) The amount of purchase price corresponding to principal of Eligible Bonds and with respect to the payment of which the Paying Agent, pursuant to the foregoing Sections of the Indenture, is drawing under the Letter of Credit, is as follows, and the amount of the draft accompanying this Certificate does not exceed such amount:

          Principal:   $__________________

     (4) The amount of the draft accompanying this Certificate being drawn in respect of purchase price corresponding to principal of Eligible Bonds, as indicated in paragraph (3), above, does not exceed the Principal Component of the Letter of Credit. The amount of the draft accompanying this Certificate in respect of purchase price corresponding to principal of such Bonds has been computed in accordance with the terms and conditions of such Eligible Bonds and the Indenture.

     (5) No proceeds of this drawing will be applied to the payment of purchase price of any Bonds that are not Eligible Bonds, including any Pledged Bonds (as defined in the Indenture), any Company Bonds (as defined in the Indenture) and any Bonds in the Fixed Rate Mode (as defined in the Indenture).

     [(6) The Eligible Bonds in respect of which this drawing is being made are Eligible Bonds in the Flexible Mode, and payment of this drawing shall be made in accordance with Paragraph 3(i) of the Letter of Credit.]

     [(6) The Eligible Bonds in respect of which this drawing is being made are not Eligible Bonds in the Flexible Mode, and payment of this drawing shall be made in accordance with Paragraph 3(ii) of the Letter of Credit].
     IN WITNESS WHEREOF, the Paying Agent has executed and delivered this Certificate as of the ________ day of _______________, 19___.


                         [NAME OF PAYING AGENT],
                                as Paying Agent

                         By ___________________________________
                           Title:

                                 EXHIBIT 2
                          TO THE LETTER OF CREDIT

                        CERTIFICATE FOR REDEMPTION/
                        MANDATORY PURCHASE DRAWING


     The undersigned, a duly authorized officer of __________________, (the "Paying Agent"), hereby certifies as follows to Barclays Bank PLC, New York Branch (the "Bank"), with reference to Amended and Restated Irrevocable Letter of Credit No. _____________________ (the "Letter of Credit") issued by the Bank in favor of the Paying Agent. Terms defined in the Letter of Credit and used but not defined herein shall have the meanings given them in the Letter of Credit.

     (1) The Paying Agent is the Paying Agent under the Indenture for the holders of the Bonds.

     (2) The Paying Agent is making a Redemption/Mandatory Purchase Drawing under the Letter of Credit in the amount of $______________

          [pursuant to Section 308(c)(i) and Section 605 of the Indenture to pay the principal of Eligible Bonds due pursuant to the Indenture upon maturity or as a result of acceleration of such Eligible Bonds in accordance with the Indenture and the terms of such Eligible Bonds.]

          [pursuant to Section 308(c)(i) of the Indenture to pay that portion of the redemption price corresponding to principal of [and premium on] Eligible Bonds due pursuant to the Indenture upon redemption of such Eligible Bonds in accordance with the Indenture and the terms of such Eligible Bonds.]

          [pursuant to Section 308(c)(ii) of the Indenture to pay that portion of the purchase price of Eligible Bonds corresponding to principal that are subject to mandatory tender for purchase pursuant to Section 301(e)(iv)(A) of the Indenture.]

     (3) The amount of [principal of] [redemption price corresponding to principal of] [and premium on] [purchase price corresponding to principal of] Eligible Bonds which is due and payable and with respect to the payment of which the Paying Agent, pursuant to the foregoing Section[s] of the Indenture, is to draw under the Letter of Credit is as follows, and the amount of the draft accompanying this Certificate does not exceed such amount:

               Principal:     $__________________
               [Premium: $__________________]

     (4) The amount of the draft accompanying this Certificate being drawn in respect of payment of [principal] [redemption price corresponding to principal] [purchase price corresponding to principal] of Eligible Bonds, as indicated in paragraph (3), above, does not exceed the Principal Component of the Letter of Credit. [The amount of the draft accompanying this Certificate being drawn in respect of that portion of the redemption price of Eligible Bonds corresponding to premium, as indicated in paragraph
(3), above, does not exceed the Premium Component of the Letter of Credit.] The amount of the draft accompanying this Certificate in respect of payment of [principal] [redemption price corresponding to principal] [and premium] [purchase price corresponding to principal] of such Eligible Bonds has been computed in accordance with the terms and conditions of such Eligible Bonds and the Indenture.

     (5) No proceeds of this drawing will be applied to the payment of principal, redemption price (including premium, if any) or purchase price of any Bonds that are not Eligible Bonds, including any Pledged Bonds (as defined in the Indenture), any Company Bonds (as defined in the Indenture), and any Bonds in the Fixed Rate Mode (as defined in the Indenture).

     (6) Payment of this drawing shall be made in accordance with Paragraph 3(ii) of the Letter of Credit.

     [(7) The draft accompanying this Certificate is the final draft to be drawn under the Letter of Credit, and, upon the honoring of such draft, the Letter of Credit will expire in accordance with its terms.]

     IN WITNESS WHEREOF, the Paying Agent has executed and delivered this Certificate as of the ________day of _______________, 19___.

                         [NAME OF PAYING AGENT],
as Paying Agent

                         By ___________________________________
                           Title:

                                 EXHIBIT 3
                          TO THE LETTER OF CREDIT

                     CERTIFICATE FOR INTEREST DRAWING


     The undersigned, a duly authorized officer of __________________, (the "Paying Agent"), hereby certifies as follows to Barclays Bank PLC, New York Branch (the "Bank"), with reference to Amended and Restated Irrevocable Letter of Credit No. ___________ (the "Letter of Credit") issued by the Bank in favor of the Paying Agent. Terms defined in the Letter of Credit and used but not defined herein shall have the meanings given them in the Letter of Credit.

     (1) The Paying Agent is the Paying Agent under the Indenture for the holders of the Bonds.

     (2) The Paying Agent is making a drawing under the Letter of Credit in the amount of $_______________ with respect to [the payment of interest] [the payment of the portion of redemption price corresponding to interest] [the payment of the portion of purchase price corresponding to interest] on Eligible Bonds in accordance with the Indenture.

     (3) The amount of [interest] [redemption price corresponding to interest] [purchase price corresponding to interest] on Eligible Bonds that is due and owing is as follows, and the amount of the draft accompanying this Certificate does not exceed such amount:

          Interest: __________________

     (4) The amount of the draft accompanying this Certificate being drawn in respect of payment of [interest] [redemption price corresponding to interest] [purchase price corresponding to interest] on Eligible Bonds, as indicated in paragraph (3), above, does not exceed the Interest Component of the Letter of Credit. The amount of the draft accompanying this Certificate in respect of payment of [interest] [redemption price corresponding to interest] [purchase price corresponding to interest] on Eligible Bonds has been computed in accordance with the terms and conditions of such Eligible Bonds and the Indenture.

     (5) Payment of this drawing shall be made in accordance with Paragraph 3(ii) of the Letter of Credit.

     IN WITNESS WHEREOF, the Paying Agent has executed and delivered this Certificate as of the ________ day of _______________, 19___.

                         [NAME OF PAYING AGENT],
                             as Paying Agent

                         By ___________________________________
                           Title:

                                 EXHIBIT 4
                          TO THE LETTER OF CREDIT

                            NOTICE OF REDUCTION


     The undersigned, a duly authorized officer of _____________________, (the "Paying Agent"), hereby certifies as follows to Barclays Bank PLC, New York Branch (the "Bank"), with reference to Amended and Restated Irrevocable Letter of Credit No. _____________________ (the "Letter of Credit") issued by the Bank in favor of the Paying Agent. Terms defined in the Letter of Credit and used but not defined herein shall have the meanings given them in the Letter of Credit.

          (1) The Paying Agent is the Paying Agent under the Indenture for the holders of the Bonds.

          (2) As of the date hereof, the aggregate principal amount of Eligible Bonds (including for this purpose all Pledged Bonds and all Company Bonds) outstanding is

               Principal: $__________________

          (3) You are hereby directed to reduce the [Principal] [Premium] [and] [Interest] Components of the Letter of Credit as follows:

               [The Principal Component of the Letter of Credit is reduced to $__________________.]

               [The Premium Component of the Letter of Credit is reduced to $__________________.]

               [The Interest Component of the Letter of Credit is reduced to $__________________.]

          IN WITNESS WHEREOF, the Paying Agent has executed and delivered this Certificate as of the ________ day of _______________, 19___.

                         [NAME OF PAYING AGENT],
                             as Paying Agent

                         By ___________________________________
                           Title:

                                 EXHIBIT 5
                          TO THE LETTER OF CREDIT

                          NOTICE OF REINSTATEMENT


The undersigned, a duly authorized officer of Barclays Bank PLC, New York Branch (the "Bank"), hereby gives the following notice to _________________, as paying agent (the "Paying Agent"), with reference to Amended and Restated Irrevocable Letter of Credit No. __________________ (the "Letter of Credit") issued by the Bank in favor of the Paying Agent. Terms defined in the Letter of Credit and used but not defined herein have the meanings given them in the Letter of Credit.

The Bank hereby notifies you that:

[1.] [Pursuant to Paragraph 5(i)(B) of the Letter of Credit and Section
     2.04(b)(ii) of the Reimbursement Agreement, the Interest Component has been reinstated by $________________.]

[2.] [Pursuant to Paragraph 5(ii)(B) of the Letter of Credit and Section
     2.04(c) of the Reimbursement Agreement, the Principal Component has been reinstated by $_________________.]

IN WITNESS WHEREOF, the Bank has executed and delivered this Notice of Reinstatement as of the ________ day of _______________, 19___

                    BARCLAYS BANK PLC,
                      NEW YORK BRANCH

                    By ___________________________________
                      Title:

                                 EXHIBIT 6
                          TO THE LETTER OF CREDIT

                         INSTRUCTIONS TO TRANSFER

                         __________________, 19___

     Re:  Amended and Restated Irrevocable Letter of Credit
                          No. __________________

Gentlemen:

     The undersigned, as Paying Agent under that certain Series D Loan and Trust Agreement, dated as of May 1, 1991, as supplemented by a First Supplement thereto dated as of December 1, 1992 (as so supplemented, the "Indenture"), by and among the Business Finance Authority (formerly The Industrial Development Authority) of the State of New Hampshire (the "Issuer"), Public Service Company of New Hampshire and the State Street Bank and Trust Company, as Trustee, is named as beneficiary in the Letter of Credit referred to above (the "Letter of Credit"). The Transferee named below has succeeded the undersigned as Paying Agent under such Indenture.

                    ___________________________________
                           (Name of Transferee)

                    ___________________________________
                                 (Address)

     Therefore, for value received, the undersigned hereby irrevocably instructs you to transfer to such Transferee all rights of the undersigned to draw under the Letter of Credit.

     Such Transferee shall hereafter have the sole rights as beneficiary under the Letter of Credit; provided, however, that no rights shall be deemed to have been transferred to such Transferee until such transfer complies with the requirements of the Letter of Credit pertaining to transfers.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the ________ day _______________, 19___.

                    [NAME OF RETIRING PAYING AGENT],
as Paying Agent

                         By ___________________________________
                           Title:

          The undersigned, [Name of Transferee], hereby accepts the foregoing transfer of rights under the Letter of Credit.

                         [Name of Transferee]

                         By ___________________________________
                           Title:

                         Address of Principal
                            Corporate Trust Office:


            [insert address]



                              111 Wall Street
                         New York, New York  10005